UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 30, 2022

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54851	99-0363802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2683 Via De La Valle, Suite G418, Del Mar, CA 92014

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:   None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORM 8-K

When used in this Current Report on Form 8-K, the terms “company”, “Defense Technologies,” “DTII”, “we,” “us,” “our” and similar terminology, reference Defense Technologies International Corp.

Item  1.02Termination of a Material Definitive Agreement.

Defense Technologies has entered into an Exchange and Amendment Agreement (the “Exchange Agreement”) as of April 29, 2022, whereby an investor exchanged certain debt and convertible securities held by the investor for the issuance by the company of 600 shares of a new Series D Convertible Preferred Stock (the “Preferred Stock”). Under the terms of the Exchange Agreement, the investor exchanged certain debts owed by the company pursuant to convertible debentures under the Securities Purchase Agreement dated as of August 31, 2018 ($245,600 in principle and interest), and the Additional Issuance Agreement dated October 16, 2020 ($317,718 in principle and interest). Additionally, upon issuance of the Preferred Stock, the investor agreed to extinguish and cancel certain stock purchase warrants to acquire up to 38,888,889 shares (pre-split as described below) of Defense Technologies common stock.

As a result of the Exchange Agreement, the company will have no further obligation under the convertible debentures, other than honoring its obligations thereunder in respect of the Preferred Stock and shares of common stock issuable upon conversion. The Preferred Stock has no voting rights and the 600 shares of Preferred Stock have a stated value of $600,000 ($1,000 per share). Each share of Preferred Stock is convertible at the option of the holder into shares of Defense Technologies common stock at the conversion price of $0.50 per share, post-split based on the company’s anticipated one share for 500 shares reverse stock split expected to be effective in May 2022.

The conversion price of the Preferred Stock is subject to a quarterly adjustment on July 1, October 1, January 1 and April 1, commencing on July 1, 2022 and until the Preferred Stock is no longer outstanding. The conversion price shall be reduced, and only reduced, on the quarterly adjustment date to equal the lower of (i) the then conversion price, subject to adjustment herein, and (ii) 100% of the lowest trading price of DTII common stock during the twenty (20) trading days immediately prior to the quarterly adjustment date.

Item 3.02Unregistered Sale of Unregistered Securities.

See Item 1.02 above.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Exchange and Amendment Agreement

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Technologies International Corp.

Date: May 20, 2022	By:	/S/ MERRILL W. MOSES
Merrill W. Moses
President, CEO and
Interim Chief Financial Officer